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                                                             EXHIBIT 10(iii)(A)2

                       AT&T SENIOR OFFICER SEPARATION PLAN

                                  PLAN DOCUMENT

                                       AND

                            SUMMARY PLAN DESCRIPTION

                    (AMENDED AND RESTATED AS OF MAY 19, 2004)

THIS DOCUMENT, LIKE ALL COMPANY PLANS, PERSONNEL POLICIES OR PRACTICES, IS NOT A CONTRACT OF EMPLOYMENT. IT IS NOT INTENDED TO CREATE, AND IT SHOULD NOT BE CONSTRUED TO CREATE, ANY CONTRACTUAL RIGHTS TO CONTINUED EMPLOYMENT, EITHER EXPRESS OR IMPLIED, BETWEEN THE COMPANY AND ITS EMPLOYEES.

AT AT&T CORP., THE EMPLOYMENT RELATIONSHIP WITH EMPLOYEES COVERED BY THIS PLAN IS "AT-WILL." THIS MEANS THAT EMPLOYEES HAVE THE RIGHT TO TERMINATE THEIR EMPLOYMENT AT ANY TIME AND FOR ANY REASON, AND THE COMPANY RESERVES THE RIGHT TO TERMINATE ANY EMPLOYEE'S EMPLOYMENT, WITH OR WITHOUT CAUSE, AT ANY TIME FOR ANY REASON, SUBJECT TO THE RIGHTS OF ELIGIBLE SENIOR OFFICERS TO BENEFITS PROVIDED BY THIS PLAN.

IN THE EVENT THERE IS A CONFLICT BETWEEN STATEMENTS IN THIS PLAN AND THE TERMS OF ANY OTHER BENEFIT PLAN, POLICY, OR PRACTICE, THE APPLICABLE BENEFIT PLAN, POLICY OR PRACTICE PROVIDING THE BENEFITS IN QUESTION WILL CONTROL. AT&T CORP. RESERVES THE RIGHT, AT ANY TIME, TO MODIFY, SUSPEND, CHANGE, OR TERMINATE ITS EMPLOYEE BENEFIT PLANS OR EXECUTIVE LEVEL INCENTIVE, BENEFIT AND/OR PERQUISITE PLANS, PROGRAMS, POLICIES OR PRACTICES.

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                       AT&T SENIOR OFFICER SEPARATION PLAN

                                  PLAN DOCUMENT

                                       AND

                            SUMMARY PLAN DESCRIPTION

A.    OVERVIEW

The AT&T Senior Officer Separation Plan, which includes the attached Appendix A, Appendix B and Appendix C, (collectively, the "Plan"), which was originally adopted as of October 9, 1997 and periodically amended, is now amended and restated, effective May 19, 2004 ("Effective Date"). The Plan is designed to provide certain supplemental payments and benefit enhancements to eligible Officers (as defined below) of AT&T Corp. ("AT&T") and certain of its Affiliates (as defined below) who are designated by the Board of Directors of AT&T Corp. (the "Board") as eligible to participate in this Plan ("Senior Officers"), and whose employment is terminated under circumstances set forth in this Plan. In this Plan, AT&T, or in the event of a "Change in Control" of AT&T Corp., as that term is defined in the AT&T 2004 Long Term Incentive Program ("CIC"), the successor to AT&T, and its subsidiaries and Affiliates, are referred to collectively as the "Company". A Senior Officer will become eligible for benefits under this Plan only if the conditions for eligibility, as set forth in Section E of this Plan, are met. Appendix A to this Plan contains certain specific provisions for the operation of the Plan following a CIC which become operative as a result of the CIC, including provisions regarding eligibility to receive benefits.

This Plan supersedes all prior versions of the AT&T Senior Officer Separation Plan (previously named the AT&T Senior Officer Severance Plan). Except as otherwise expressly provided pursuant to this Plan, this Plan shall be construed and administered in a manner which avoids duplication of compensation and benefits which may be provided under any other plan, program, policy, or other arrangement. In the event a Participant is covered by any other plan, program, policy, individually negotiated agreement or other arrangement, in effect as of his or her Final Payroll Date, that may duplicate the Severance Payment provided for in Section F.1, and/or certain of the post-termination benefits provided for in Sections F.2 - F.17, or the Severance Payment provided in Section 5 of Appendix A and/or certain of the post-termination benefits provided in Sections 6 - 17 of Appendix A, the Executive Vice President - Human Resources is specifically empowered to reduce or eliminate the duplicative benefits provided for under the Plan. In taking such action, the Executive Vice President - Human

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Resources will be guided by the principles that (1) such a Participant will otherwise be treated, for the purpose of the Sections specified above, no more or no less favorably than are other Participants who are not covered by such other plan, program, policy, individually negotiated agreement or other arrangement and (2) the provisions of such other plan, program, policy, individually negotiated agreement or other arrangement (including, but not limited to, a special individual pension, a special deferral account and/or a special equity based grant) which are not duplicative of the Severance Payment provided for in Section F.1 and/or the post-termination benefits specified in Sections F.2 - F.17, or the Severance Payment provided for in Section 5 of Appendix A and/or certain of the post-termination benefits provided for in
Section 6 - 17 of Appendix A, will not be considered in determining elimination and/or reductions in Plan benefits.

B.    DEFINITIONS

For purposes of this Plan:

"Affiliate" means any entity that is within AT&T's controlled group of corporations within the meaning of Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code").

"Cause" means:

      (i) commission of a crime, or conviction of a crime, including by a plea of guilty or nolo contendere, involving theft, fraud, dishonesty or moral turpitude;

      (ii) intentional or grossly negligent disclosure of confidential or trade secret information of the Company to anyone not entitled to such information;

      (iii) omission or dereliction of any statutory or common law duty of loyalty to the Company;

      (iv) violation of the Company's Code of Conduct or any other written Company policy; or

      (v) repeated failure to carry out the Senior Officer's duties despite specific instruction to do so.

"Eligible for Retirement-Related Benefits" means that a Participant, or a CIC Eligible Senior Officer, has satisfied the minimum age and service requirements for the benefits provided under the terms of the AT&T Corp. Postretirement Welfare Benefits Plan, or the successor to such plan, as amended from time to time, as of his or her Final Payroll Date.

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"Final Payroll Date" means the date the Participant or the CIC Eligible Senior
Officer actually terminates employment with the Company in accordance with the terms and conditions of this Plan, including Appendix A, if applicable.

"Good Reason" shall mean the occurrence of either of the following events without the Senior Officer's express written consent:

      (i) the material reduction of the Senior Officer's authority or responsibility; or

      (ii)  a Reduction in Compensation (as defined below).

Whether a reduction in a Senior Officer's authority or responsibility is material shall be determined in accordance with the criteria set forth below in the definition of Reduction in Authority or Responsibility; provided, however, that (1) the Company's decision not to continue an Executive Committee (or similar governance body); or (2) changes in reporting relationships; or (3) a reduction in the Participant's business unit's budget or a reduction in the Participant's business unit's head count, by themselves, do not constitute Good Reason.

"Officer" means a management employee classified as an Officer (MGRO or MGROC) in the compensation job leveling structure of a Participating Company.

"Participant" means a senior management employee who has been designated by the Board (or the successor to the Board) as an individual who is eligible to participate in this Plan.

"Participant Notification Form" means the form indicating that a Senior Officer has been designated as an individual whose employment is being terminated pursuant to the terms of this Plan, or who has elected to terminate employment for Good Reason.

"Reduction in Authority or Responsibility" - shall mean:

      (i) the assignment to the Senior Officer of any duties materially inconsistent in any respect with the Senior Officer's position (including status, offices, titles and reporting requirements), and that detract from or reduce the authority, duties or responsibilities to which the Senior Officer was assigned immediately prior to the date of such change in such Senior Officer's authority, duties or responsibilities; or

      (ii) any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities.

      "Reduction in Authority or Responsibility" shall not include:

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            (a)   an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by the Senior Officer; or

            (b) any temporary reduction in authority or responsibility while the Senior Officer is absent from active service on any approved disability or approved leave of absence.

      By way of example, and not by way of limitation, Reduction in Authority or Responsibility shall include:

                  (1) The removal of any division, business or operating unit or other business organization from the direct managerial responsibility of the Senior Officer, or

                  (2) The material reduction in the size or scope of responsibility or operating budget of any division, business or operating unit or other business organization for which the Senior Officer has direct managerial responsibility, or

                  (3) A reduction in the Senior Officer's authority to legally bind the Company under the Company's Schedule of Authorization, as in effect immediately prior to the Change in Control, without first obtaining any additional authority or approval.

"Reduction in Compensation" shall mean a reduction in the Participant's "Total Annual Compensation" (defined as the sum of the Participant's Annual Base Salary Rate, Target Annual Bonus and Target Annual Long Term Incentive Compensation (or their equivalent within the context of a successor employer's compensation plans and programs)) for any calendar or fiscal year, as applicable, to an amount that is less than the Senior Officer's Total Annual Compensation that existed immediately prior to such reduction.

For purposes of this definition, a Senior Officer's Target Annual Bonus shall mean the value determined by multiplying the Senior Officer's Target Annual Bonus percentage in effect on the day preceding any Reduction in Compensation by the Senior Officer's annual base salary rate in effect on the day preceding the Reduction in Compensation.

For purposes of this definition, a Senior Officer's Target Annual Long Term Incentive Compensation shall mean, the total value of the annual equity-based incentive compensation grants to the Senior Officer, including the following:
(a) "full value equity" compensation, including but not limited to restricted stock, restricted stock units ("RSUs"), performance shares and cash equivalents and (b) "non-full value equity" based compensation including, but not limited to, stock

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options and stock appreciation rights, in each case granted as part of the
Senior Officer's annual compensation, assuming 100% performance achievement if such grants include performance criteria, and shall not include any special one-time or periodic grants or awards, granted or awarded as part of a hiring package or retention program, agreement or arrangement:

      (a) The value of each "full value equity" grant, if any, shall be the fair market value ("FMV") of such grant on the date the grant is approved by the Compensation and Employee Benefits Committee of the AT&T Board of Directors, by such other management committee or committee of the AT&T Board of Directors, or by the duly authorized officers of the successor to AT&T Corp. (for the purpose of this definition, separately and collectively referred to as the "Committee"). The FMV of each "full value equity" grant shall be determined by multiplying the number of related AT&T common shares by the applicable average of the daily high and low sale prices of AT&T common shares on the New York Stock Exchange, or by multiplying the number of related common shares of the successor to AT&T by the applicable average of the daily high and low sale prices of such successor's common shares on the New York Stock Exchange or other national exchange on which such shares are listed, as appropriate, for the date the grant was approved by the Committee.

      (b) The value of each "non-full value equity" grant, such as stock options and stock appreciation rights ("SARs"), shall equal the per option or per SAR value on the date the grant was approved by the Committee, based on Black Scholes estimates (or such other option-pricing model, deemed acceptable by the Financial Accounting Standards Board for valuing options and SARs and utilized by the Committee when considering such grant) multiplied by the number of related AT&T common shares in such grant, and/or other such amounts determined in the same manner and approved by the Committee for the year in which the grant being valued was granted.

      (c) For this purpose, the Black Scholes value and FMV of the respective components of AT&T Target Annual Long Term Incentive Compensation shall be updated annually as approved by the Committee.

"Rule of 65" shall have the same meaning ascribed to such term in Article 2 of the AT&T Corp. Postretirement Welfare Benefits Plan.

"Termination Year" means the calendar year during which the Participant's or CIC Eligible Senior Officer's Final Payroll Date occurs.

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C.    TYPE OF PLAN

This Plan is intended to be, and shall be interpreted as an unfunded employee welfare benefit plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 2520.104-24 of the Department of Labor Regulations, maintained primarily for the purpose of providing employee welfare benefits, to the extent that it provides welfare benefits and, under Sections 201, 301 and 401 of ERISA, as a plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, to the extent that it provides other benefits.

D.    PLAN PARTICIPATION

An Officer shall participate in this Plan if he or she is designated by the Board (or the successor to the Board) as being eligible to participate in the Plan. The Board, or its delegate, shall have complete discretionary authority to remove an individual from participation and eligibility for benefits under the Plan. For a period of two years following a CIC, an individual cannot be removed from Participation.

The Board, or its delegate, shall have complete discretionary authority to determine if and when, and to what organizations, positions and groups of senior management employees, this Plan is to be applied.

E.    ELIGIBILITY TO RECEIVE BENEFITS

1.    BASIC ELIGIBILITY REQUIREMENTS

A Participant or CIC Eligible Senior Officer will receive the payments and benefits described in this Plan, including any benefits that may be provided pursuant to the terms of Appendix A hereto, only if the conditions listed in clause (i) or (ii) and the condition listed in clause (iii) below are satisfied:

      (i) The Senior Officer terminates his or her employment with the Company at the initiation of the Company, in accordance with the terms and conditions of this Plan, other than (a) with eligibility for benefits under any AT&T long term disability plan, or (b) for Cause. A Senior Officer, other than a CIC Eligible Senior Officer, shall receive a Participant Notification Form that shall indicate his or her termination pursuant to the terms of this Plan. The Participant Notification Form shall include the Participant's Final Payroll Date; or

      (ii) The Senior Officer elects to terminate his or her employment with the Company for Good Reason, having satisfied the Notification provisions set forth below and having obtained the Company's agreement that

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            the Senior Officer has Good Reason to terminate employment, or, in the absence of such agreement, having successfully arbitrated his or her claim that Good Reason occurred, pursuant to the provisions of Section M. In such event, the Senior Officer shall receive a Participant Notification Form which shall include the Participant's Final Payroll Date; and

      (iii) The Senior Officer executes a Waiver and Release ("Release") (a copy of which is attached as Appendix B), and the time during which the Senior Officer may revoke the Release has expired without revocation.

Notwithstanding the foregoing, the Senior Officer shall remain subject to the forfeiture and repayment provisions set forth in Section J of this Plan.

2.    NOTIFICATION REQUIREMENTS FOR TERMINATION FOR GOOD REASON

In the event a Senior Officer determines that Good Reason exists to elect to terminate his or her employment with the Company, the Senior Officer must notify the Executive Vice President - Human Resources in writing of the specific event which the Senior Officer believes constitutes Good Reason within thirty (30) days of the occurrence of such event.

Within ten (10) business days of the Company's receipt of such written notice, the Company shall notify the Senior Officer that it agrees or disagrees with the Senior Officer's determination that the event specified in the Senior Officer's notice constitutes Good Reason. The Company shall have thirty (30) days from its receipt of the Senior Officer's written notice in which to remedy any event specified in such notice as constituting Good Reason. The Company's notification that it agrees with the Senior Officer's determination shall state whether or not it will take action to remedy the event constituting Good Reason.

In the event the Company notifies the Senior Officer that it agrees with the Senior Officer's determination that the event specified in the Senior Officer's notice constitutes Good Reason, but will not take action to remedy the event, the Senior Officer shall receive a Participant Notification Form within five business days thereafter, which shall include the Participant's Final Payroll Date, which date shall be two weeks from the date of delivery of the Participant Notification Form, or such earlier or later date as the Company and the Senior Officer shall mutually agree.

In the event the Company notifies the Senior Officer that it disagrees with the Senior Officer's determination that the event specified in the Senior Officer's notice constitutes Good Reason, or in the event the Senior Officer believes that the corrective actions taken by the Company fail to adequately address the event claimed to constitute Good Reason specified in the Senior Officer's notice, the procedures set forth in Sections L and M of this Plan shall apply. Under such

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circumstances, the Senior Officer may elect to terminate his or her employment and continue to pursue a claim for benefits by following the procedures set forth in Sections L and M of this Plan. The date the Senior Officer elects to terminate his or her employment shall be his or her Final Payroll Date. If the Senior Officer elects to remain employed while pursuing his or her claim for benefits, and such claim or arbitration is ultimately concluded in the Senior Officer's favor, the Senior Officer shall receive a Participant Notification Form, which shall include the Participant's Final Payroll Date.

F.    PLAN PAYMENTS AND BENEFITS

A Participant who satisfies the conditions for receipt of benefits or payments under Section E shall be entitled to the following:

1.    SEVERANCE PAYMENT

A Participant shall receive a severance payment under this Section F.1 that will equal two hundred percent (200%) of the sum of (i) the Participant's annual base salary rate, plus (ii) the Participant's target annual incentive, (such sum to be referred to as the "Severance Payment"), in each case, determined as of the Participant's Final Payroll Date, as indicated on the Participant Notification Form; provided, however, that if a Participant's termination for Good Reason results from a Reduction in Compensation, a Participant's base salary and target annual incentive shall be determined as of the date immediately prior to such Reduction in Compensation. The Severance Payment will be paid in a single lump sum as soon as administratively feasible after expiration of the revocation period indicated in the Participant's Release without revocation, unless deferral of such Severance Payment is elected in accordance with Section F.2 below.

2.    DEFERRAL OPTION

The Participant may elect to defer receipt of the Severance Payment. The Participant's written deferral election must be submitted to the AT&T Executive Benefits Organization not later than the day prior to the date on which the Release is executed. A copy of the deferral election form to be completed is attached as Appendix C. Deferral may be for a period of up to five (5) years following the Participant's Final Payroll Date, in whole year increments. Payout of the deferred Severance Payment may be in the form of a lump sum, or up to a maximum of five (5) approximately equal annual installments, as indicated on the deferral election form.

The first installment from the deferred account (or the single payment, if the Participant so elected), including interest thereon, will be paid by the end of the calendar quarter which immediately follows the calendar quarter in which the first, second, third, fourth or fifth anniversary (as so elected by the Participant) of the Participant's Final Payroll Date occurs. All unpaid deferred amounts will

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continue to accrue interest at the rate of return set forth below. In the event of a Participant's death prior to the payment of all deferred amounts, the unpaid balance shall be paid to his or her named beneficiary (or to his or her estate, if no beneficiary has been named) in a lump sum not later than the end of the calendar quarter immediately following the calendar quarter in which the AT&T Executive Benefits Organization receives written notice of such death.

For individuals designated as Senior Officers as of May 19, 2004, deferred amounts will be credited quarterly with interest equal to one-quarter (1/4) of the average rate applicable to actively traded 10-year US Treasury Notes for the prior calendar quarter, plus 1.25 percent. The Company reserves the right to change the interest rate to be credited on deferred amounts with respect to an individual who is designated as a Senior Officer after May 19, 2004, provided, however, that in the absence of such action by the Company, the interest rate described in the previous sentence will apply. The crediting of interest on deferred amounts, commencing with the Participant's Final Payroll Date, shall be calculated in accordance with rules and procedures determined by the Company in its sole and absolute discretion. Participants who elect to defer amounts under this arrangement shall be unsecured general creditors of the Company. The Company shall establish for each such Participant, an unfunded bookkeeping account to which deferred amounts (and interest) will be credited, but the Company shall have no obligation to fund or set aside assets for the payment of any deferred amounts under this arrangement.

3.    ANNUAL BONUS

A Participant who has performed at least eighty eight (88) consecutive days of service to the Company during his or her Termination Year, will be eligible to receive a prorated portion of the annual incentive applicable to the Termination Year based on the Participant's time on the active payroll during the Termination Year, in an amount equal to the product of the actual achievement level for the Participant's annual incentive for such year, as determined by the Company in its sole discretion, multiplied by a fraction, the numerator of which is the number of completed months of the Participant's employment during the Termination Year (including the last month of employment if the Participant's Final Payroll Date is on or after the 15th of the month) and the denominator of which is 12. Such amount shall be payable during the first quarter of the following year, in accordance with existing practices and terms of the AT&T Short Term Incentive Plan.

If a Participant's Final Payroll Date occurs prior to the payment of his or her annual incentive with respect to the year preceding his or her Termination Year, such Participant will be eligible to receive such annual incentive, which shall be paid at the same time as such annual incentive is paid to other actively employed senior management employees.

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4.    OUTSTANDING LONG TERM INCENTIVES

      a)    GENERAL - Subject to the provisions of paragraphs (b), (c), (d),
            (e), (f), (g), (h) and (i) of this Section F.4, following a Participant's Final Payroll Date, the Participant shall retain any performance shares, stock units, unexercised options to purchase AT&T common stock, restricted stock and restricted stock units payable or redeemable in shares of AT&T common stock, cash equivalent awards, and any other awards granted as part of a standard annual grant, as a special recognition or retention grant, or in connection with AT&T's offer of employment to such Participant, under any applicable AT&T long term incentive program (other than the AT&T Wireless Adjustment Plan, the terms of which shall govern any grants under such plan), including any plan previously maintained by McCaw, LIN, TCG, TCI or MediaOne ("Long Term Incentives"), and which remain outstanding as of such Participant's Final Payroll Date. Except as otherwise specified in paragraphs (b), (c), (d), (e), (f), (g), (h) and (i) of this Section F.4, all grants under any AT&T long term incentive program, or the successor to such program, shall remain subject to the same terms and conditions of the applicable original grant agreement, including any modifications or amendments to such grant agreements which become effective on or prior to such Participant's Final Payroll Date.

      b) PERFORMANCE SHARES - Performance shares shall be prorated based on the number of full months of employment in the performance period (including the last month if the Participant's Final Payroll Date is on or after the 15th of the month) and distributed to the Participant as soon as practicable following the Participant's Termination Year, in accordance with the terms and conditions of the performance share award agreement. The payout level, if any, for the award will be determined by the level of performance criteria met from the beginning of the applicable performance period through the end of the Participant's Termination Year.

      c) STOCK OPTIONS - A Participant shall become immediately vested, as of his or her Final Payroll Date and upon expiration of the revocation period indicated in the Release without revocation, in all outstanding options to purchase AT&T common stock. All retained stock options shall remain exercisable for the remainder of the original term of the grant.

      d) RESTRICTED STOCK AWARDS - A Participant shall become vested, as of his or her Final Payroll Date, and upon expiration of the

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            revocation period indicated in the Release without revocation, in each award of restricted stock. Shares related to the vested restricted stock awards under this Section F.4(d) will be distributed to a Participant as soon as administratively feasible after they become vested.

      e) RESTRICTED STOCK UNITS - Restricted stock units granted on or after January 1, 2003 that contain terms requiring the proration of such restricted stock units upon termination of employment from the Company under a force management plan or program, shall be prorated according to the terms of such grant. The prorated restricted stock units that will be retained, and other outstanding restricted stock units not subject to proration that will be retained, shall become vested as of the later of the Participant's Final Payroll Date or the expiration of the revocation period indicated in the Release without revocation. Shares related to the vested restricted stock units under this Section F.4(e) will be distributed to the Participant as soon as administratively feasible after they become vested. The balance of the prorated restricted stock units that will not be retained and will not be vested under this Section F.4(e) shall be canceled.

      f) PERFORMANCE-DEPENDENT AWARDS - The unvested portion of any special, performance-dependent equity and/or cash award(s) granted to a Participant shall become vested as of the later of the Participant's Final Payroll Date, or expiration of the revocation period indicated in the Release without revocation. The vested portion of any such other award will be administered in accordance with the terms of the grant.

      g) AT&T WIRELESS EQUITY - Options to purchase shares of common stock of AT&T Wireless Services, Inc. shall be governed by the terms of the AT&T Wireless Services Adjustment Plan.

      h) STOCK UNITS - Stock units created as the result of any corporate transaction, restructuring or reorganization shall follow, and remain subject to all of the terms of the original equity award with respect to which such stock units were granted (i.e., original grants of performance shares, restricted stock and restricted stock units), except to the extent that such terms have been modified by the definitive agreement governing such transaction, restructuring or reorganization. Distribution of such stock units will be in cash and will be made according to the terms created pursuant to such original grants, including such terms as proration for partial service in the performance or vesting period.

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      i)    CASH AWARDS/PAYMENTS - Cash awards/payments, granted under any long-term incentive program which have not yet vested, will vest as of the later of the Participant's Final Payroll Date or expiration of the revocation period indicated in the Release without revocation, and will be paid as soon as administratively feasible following such vesting.

5.    OTHER CASH AWARDS/ PAYMENTS

Other unvested cash awards/payments including but not limited to awards/payments for retention, unpaid signing bonuses and any other cash payments or awards, but not including cash in individual deferral accounts which are subject to their own terms and conditions, will vest as of the later of the Participant's Final Payroll Date or expiration of the revocation period indicated in the Release without revocation, and will be paid as soon as administratively feasible following such revocation period.

6.    EXECUTIVE LIFE INSURANCE PROGRAM

A Participant who is participating in the AT&T Corp. Executive Life Insurance Program on his or her Final Payroll Date and for whom an ELIP policy has been issued (excluding any term binder), shall continue such participation in accordance with the terms and conditions of that Program as if he or she were Eligible for Retirement-Related Benefits, taking into account the election of the Participant, if any, to continue coverage previously available under the AT&T Senior Manager Universal Life Insurance Program at the rate of two and one-half (2.5) times his or her final annual base salary rate, rather than the current ELIP policy coverage of three times a Participant's annual base salary rate prior to the Participant's Final Payroll Date, and two times annual base salary rate after the Participant's Final Payroll Date.

In the event a Participant is covered only by a term binder as of his or her Final Payroll Date, such term insurance will cease on his or her Final Payroll Date.

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7.    PENSION DEATH BENEFIT

The death benefits provided with respect to pensioners under the AT&T MPP and the death benefit provided under the AT&T Non-Qualified Pension Plan (AT&T NQPP) (the sum of (a) one times base salary in effect on December 31, 1997, plus (b) the greater of the annual incentive paid to the Participant in 1997 with respect to 1996, or the annual incentive paid to the Participant in 1998 with respect to
1997), will be paid to the qualified survivor, if any, of a Participant who was an AT&T management employee on January 1, 1998, and whose Final Payroll Date occurs not later than December 31, 2007. If such a Participant is not Eligible for Retirement-Related Benefits as of his or her Final Payroll Date, the death benefits that would otherwise have been payable from the AT&T MPP and AT&TNQPP will be paid from the operating income of the Company. A Participant's qualified survivor will be determined under the terms of the AT&T MPP. Any Death Benefit paid under the AT&T Senior Management Long Term Disability and Survivor Protection Plan ("SMLTD&SPP") will be reduced by the amount of any Death Benefit payable under this Section F.7.

8.    FINANCIAL COUNSELING

A Participant who is participating in the AT&T Officer Financial Counseling Program as of his or her Final Payroll Date shall continue such participation for a period of two years following such Participant's Final Payroll Date in accordance with the terms and conditions of that program, including the preparation of personal income tax returns with respect to calendar years through and including the second anniversary of such Participant's Termination Year.

9.    TRANSITION COUNSELING

A Participant will be entitled to receive the services of a Company-paid and Company-approved outplacement or career transition consultant in accordance with AT&T's current practices for Senior Officers in effect as of the Participant's Final Payroll Date; provided, however, that commencement of such transition counseling services, if desired, must begin within one year of the Participant's Final Payroll Date.

10.   AT&T TOLL DISCOUNT

A Participant will be eligible for toll reimbursement through the AT&T Toll Discount Program under the terms and conditions that apply to management employees Eligible for Retirement-Related Benefits, as those terms and conditions may be amended from time to time.

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11.   VACATION

A Participant should make every reasonable effort, consistent with the needs of the business and AT&T's policies and procedures, to use all vacation, personal days, and floating holidays to which he or she is eligible before his or her Final Payroll Date. If the Participant is unable to do so, he or she will be paid for any unused earned vacation days (but not for any unearned vacation days) for the calendar year in which his or her Final Payroll Date occurs and for any approved and unexpired carryover days (not to exceed the number of carryover days as approved by the Company) from the prior year. A Senior Officer will not be paid for, nor be entitled to use unearned vacation days once he or she has been designated as a Participant under this Plan. The Participant will not receive pay in lieu of floating holidays and management personal days if these days are not taken prior to his or her Final Payroll Date, except for those Participants in the states of California, Illinois, or North Dakota, who will receive such payments as may be mandated by state law.

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12.   MEDICAL/DENTAL COVERAGE

The extension and cost of medical and dental coverage for a Participant who is Eligible for Retirement-Related Benefits will be in accordance with the terms of the AT&T Corp. Postretirement Welfare Benefits Plan, or the successor to such plan, as amended from time to time. If, on the Participant's Final Payroll Date, the Participant is not Eligible for Retirement-Related Benefits, the Company will continue to provide coverage under the AT&T Medical Expense Plan and/or the AT&T Dental Expense Plan for Active Employees, or the successors to such plans, on the same basis as for active employees, to such Participant and his or her eligible Class I dependents, Domestic Partner and/or Domestic Partner's children, (provided that such eligible Class I dependents, Domestic Partner and/or Domestic Partner's children were covered by the AT&T Medical Expense Plan and/or the AT&T Dental Expense Plan for Active Employees, or the successors to such plans, immediately prior to the Participant's termination of employment), for up to eighteen (18) months after the month in which the Participant's Final Payroll Date occurs, subject to the terms and conditions of those plans, as amended from time to time. Such a Participant who is enrolled in a medical and/or dental plan option as an active employee under the AT&T Medical Expense Plan and/or the AT&T Dental Expense Plan for Active Employees, or the successors to such plans, that requires employee contributions, must continue to pay those contributions during the period of time that the Company provides the Participant with continued coverage. To the extent that the continuation of Company-provided coverage results in taxable imputed income to the Participant in excess of the taxable income incurred as an active employee, the Company will provide a tax allowance, calculated in accordance with the Company's then current practice for Senior Officers, estimated to cover the Federal income and FICA (Medicare portion) taxes to be incurred by the Participant by reason of such imputed income and the additional payment provided for in this sentence. Company-provided continuation of coverage under the AT&T Medical Expense Plan and/or the AT&T Dental Expense Plan for Active Employees, or the successors to such plans, shall run concurrently with any rights to continuation of coverage the Participant and/or his or her eligible Class I dependents, Domestic Partner and/or Domestic Partner's children may otherwise have under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Participant should immediately notify the COBRA administrator if he or she becomes covered under another group health plan, at which time the Participant's COBRA coverage and the Company's provision of medical and/or dental coverage for the Participant and his or her eligible Class I dependents, Domestic Partner and/or Domestic Partner's children will cease.

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If, at the end of the 18 month COBRA period, the Senior Officer is not covered under another group health plan, the Company will make medical coverage (not dental coverage) available for the Senior Officer and his or her Class I dependents, Domestic Partner and Domestic Partner's Children under the AT&T Separation Medical Plan, or the successor to such plan, on the same basis as for certain former Officers. Should the Participant elect to take this coverage, the Participant will be responsible for the same portion of the annual premium for this medical coverage as is applicable to similarly situated former Officers covered under the AT&T Separation Medical Plan. Continuation of coverage under the AT&T Separation Medical Plan after the Senior Officer's death is available to the Senior Officer's Class I dependents, Domestic Partner and Domestic Partner's Children, if such dependents pay 100% of the annual premium for coverage. There will be no continuing dental coverage for the Senior Officer or his or her Class I dependents, Domestic Partner and Domestic Partner's Children after the end of eighteen (18) months following the month in which occurs the Senior Officer's Final Payroll Date, except as may otherwise be required by law. The Participant should immediately notify the Company if he or she becomes covered under another group health plan, at which time the Company's provision of medical coverage for the Participant and his or her Class I dependents, Domestic Partner and Domestic Partner's Children will cease.

13.   DEPENDENT GROUP LIFE INSURANCE

The Participant may continue plan coverage under the AT&T Dependent Group Life Insurance Plan for up to three (3) months after the month in which the Participant's employment terminates by paying the group premium. At the end of the three (3) month period (or any shorter period for which premiums were paid), coverage shall end, at which time the Participant may elect conversion to an individual policy as provided by the insurance carrier.

14.   ACCIDENTAL LOSS INSURANCE

Coverage for the Participant up to one times total annual pay (as defined in the AT&T Group Life Insurance Plan) will continue, at Participating Company expense, for six (6) months after the month in which the Participant's employment terminates.

A Participant may elect to continue coverage in excess of one times total annual pay (as defined in the AT&T Group Life Insurance Plan) for up to six (6) months after the month in which the Participant's employment terminates by paying the applicable additional group premium. Accidental Loss Insurance cannot be converted to an individual policy. At the end of the six (6) month period (or any shorter period for which premiums were paid), coverage shall end.

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15.   DEPENDENT ACCIDENTAL LOSS INSURANCE

The Participant may continue plan coverage under the AT&T Dependent Accidental Loss Insurance Plan for up to three (3) months after the month in which the Participant terminates employment by paying the group premium. AT&T Dependent Accidental Loss Insurance Plan coverage cannot be converted to an individual policy. At the end of the three (3) month period (or any shorter period for which premiums were paid), coverage shall end.

16.   LONG-TERM CARE

The Participant may elect to continue coverage through the carrier by paying the group premium.

17.   REIMBURSEMENT ACCOUNTS

A Participant may continue to submit claims incurred through the Participant's Final Payroll Date under the AT&T Health Care Reimbursement Account Plan (HCRA) up to the amount elected and not previously reimbursed for that plan year. A Participant may choose to continue to participate in HCRA, through COBRA, on an after-tax basis by making monthly deposits to the account. A Participant may continue to submit claims incurred through the end of the plan year under the AT&T Child/Elder Care Reimbursement Account Plan (CECRA) up to the amount contributed and not previously reimbursed through the Participant's Final Payroll Date. HCRA and CECRA claims may be submitted through April 15 of the following year.

G.    RELEASE

The Release must be signed and returned to the AT&T Executive Benefits Organization c/o Aon Consulting, Inc. of NJ, Room 7C19, 270 Davidson Avenue, Somerset, NJ 08873, on or after the Participant's or the CIC Eligible Senior Officer's Final Payroll Date.

H.    WITHHOLDINGS

Any taxable payment or benefit paid pursuant to this Plan is subject to applicable withholding of Federal, state and local income taxes, FICA (Social Security and Medicare taxes), and FUTA (unemployment taxes) and will be reported on IRS form W-2.

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I.    PAYMENT UPON DEATH, DISABILITY OR LEAVE OF ABSENCE

1.    DEATH

If a Participant should die on or before his or her Final Payroll Date, no payments will be made or benefits provided under this Plan. The Participant will be treated as if he or she had died as an active Senior Officer and his or her estate or beneficiaries will be entitled to the applicable benefits payable upon the death of an active Senior Officer. If a Participant should die after his or her Final Payroll Date, without having executed a valid Release, or having revoked a previously executed Release, no payments will be made or benefits provided under this Plan. The Participant will be treated as if he or she had died as a terminated Senior Officer and his or her estate or beneficiaries will be entitled to the applicable benefits payable upon the death of a terminated Senior Officer. If a Participant should die after his or her Final Payroll Date, and the Participant has executed a valid Release which has not been revoked, benefits will be provided (a) according to the valid beneficiary designations on file with the Company for such benefits, (b) to the mandatory beneficiary pursuant to the terms of the applicable plan, or (c) to the Participant's estate, as applicable, as soon as administratively feasible after the AT&T Executive Benefits Organization receives written notification of the Participant's death. With respect to the period following a Participant's death, no additional payments for toll reimbursement, transition counseling, financial counseling and group health continuation coverage will be made under this Plan. Long term incentive awards will continue to be subject to the terms and conditions of the applicable AT&T long term incentive plan and the award agreements under which they were granted as applicable upon the death of a Senior Officer.

2.    DISABILITY AND LEAVES OF ABSENCE

If, on a Participant's Final Payroll Date, the Participant is receiving short term disability benefits under any AT&T short term disability plan, or the Participant is on a leave of absence with a guaranteed right to reinstatement, any benefits to the Participant under this Plan shall be computed and paid as follows:

      a) SENIOR OFFICER RECEIVING DISABILITY BENEFITS - Except as provided in the final sentence of this paragraph, no benefit under this Plan will be provided until the Participant's employment is formally terminated at the time his or her short-term disability benefits under any AT&T short term disability plan cease, which shall be his or her Final Payroll Date. Any Severance Payments due under Section
            F.1 of this Plan shall be reduced (but not below zero) in accordance with procedures established by the Executive Vice President - Human Resources, by the full amount of any disability benefits paid under any AT&T short term disability plan for the period after the date established by the Participant Notification

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            Form as the Participant's Final Payroll Date. A Senior Officer who
            terminates employment at the end of a period of short term disability benefits and immediately thereafter commences long term disability benefits (under the Company's long term disability program) shall not be eligible to receive any payments or benefits under this Plan.

      b) SENIOR OFFICER ON A LEAVE OF ABSENCE WITH GUARANTEED RIGHT OF REINSTATEMENT - Benefits under this Plan will not be payable until a Participant's employment is formally terminated at the conclusion of the Participant's leave of absence.

J.    FORFEITURE

Participants shall repay and forfeit the payments and/or benefits provided under this Plan, in the following circumstances:

1.    VIOLATION OF AT&T CODE OF CONDUCT OR AT&T NON-COMPETITION GUIDELINE

Notwithstanding any other provision of this Plan, if it is determined by the Executive Vice President - Human Resources of AT&T, in consultation with AT&T's General Counsel, that a Senior Officer has violated AT&T's Code of Conduct, and/or violated the AT&T Non-Competition Guideline, (the "Guideline") (copies of which will be provided to the Senior Officer prior to his or her Final Payroll Date, if requested by the Senior Officer), the Senior Officer will be required to repay to the Company an amount equal to the economic value of all benefits already provided to the Senior Officer under this Plan and shall forfeit all unpaid benefits under this Plan. Severance that the Participant has elected to defer under Section F.2 of this Plan shall be repaid, to the extent that payments have been made to the Participant from the deferred account established for the Participant's Severance Payment. The amount, if any, not paid from the deferred account to the Participant as of the breach of the Guideline shall be forfeited. Additional forfeiture provisions may apply under other AT&T compensation, incentive, benefit and perquisite plans, programs and arrangements.

2.    FUTURE SERVICES

A Senior Officer who has received the Severance Payment provided by Section F.1, or has received the Severance Payment provided under Section 5 of Appendix A of the Plan (or who has deferred receipt of the Severance Payment provided by Section F.2 or Section 6 of Appendix A), shall have a continuing obligation to cooperate with the Company on a commercially reasonable basis, in any matter, and to testify in any legal proceeding in which the Company is a party, in each case relating to, or in connection with, the duties and

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responsibilities of the Senior Officer while he or she was employed by the
Company.

If the Senior Officer provides services within the two-year period (104 weeks) following the Senior Officer's Final Payroll Date (as an employee, independent contractor, consultant or otherwise (other than to participate in the defense or prosecution of a matter in which the Company is a party, or to cooperate with the Company in a manner contemplated by the preceding paragraph)) to the Company or any joint venture in which the Company (directly or indirectly) owns any equity interest, then upon commencement of any such services, the Senior Officer will be required to repay (or forfeit) a portion of the Severance Payment, or the amounts credited to the Senior Officer's deferred account under Section F.2 of the Plan, provided to the Senior Officer under the Plan prior to such commencement of services. Such portion of the Severance Payment, or the amounts credited to the Senior Officer's deferred account, shall be determined by multiplying the Severance Payment, or the amounts credited to the Senior Officer's deferred account, respectively, by a fraction, the numerator of which is the number of whole weeks remaining in the two-year period (up to 104 weeks) following the Senior Officer's Final Payroll Date (determined as of the effective date of his or her commencement of such services), and the denominator of which is 104. Except to the extent provided in the remaining sentences of this Section J.2, benefits that would otherwise be provided to the Senior Officer under the Plan, on and after such commencement of services, shall be forfeited. Notwithstanding the foregoing, the Company shall make an additional payment ("Additional Payment") to the Senior Officer who commences such services (or may reduce the amount required to be repaid or forfeited by the Senior Officer under the first and second sentence of this paragraph), to the extent necessary, such that the total value of Plan benefits retained by the Senior Officer, when added to the Additional Payment, will total twenty-five thousand dollars ($25,000.00). This sum of twenty-five thousand dollars ($25,000.00), which the Senior Officer shall retain and/or continue to defer, shall be treated as consideration for the Senior Officer's completion and non-revocation of the Release. Any deferred amounts remaining after the repayment (or forfeiture) required by this Section J.2 will continue to accrue interest and will be payable as provided under the applicable election to defer.

K.    TERMS AND CONDITIONS OF EXISTING PLANS AND PROGRAMS

Except as otherwise specifically provided for in this Plan, a Senior Officer's rights and benefits under any of the Company's other employee and Senior Officer level compensation, incentive, benefit and/or perquisite plans and programs, including annual and long term incentive plans, continue to be subject to the terms of those plans and programs as they may be modified or amended from time to time or terminated in accordance with the Company's reservation of rights to so modify, amend or terminate. In the event there is a conflict between the content in this Plan and the terms of the respective compensation, incentive,

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benefit and/or perquisite plan documents, the compensation, incentive, benefit and perquisite plan or program documents will control and govern the operation of the plans.

Subject to Section I.2 (pertaining to short term disability payments), no payment or benefit pursuant to this Plan will be reduced for contributions to or benefits under, or be recognized under, any other AT&T employee or Senior Officer level benefit plan, program or arrangement.

L.    PLAN ADMINISTRATION

AT&T is the Plan Administrator and a named fiduciary of the Plan. AT&T has delegated sole authority and responsibility to administer this Plan to AT&T's Executive Vice President - Human Resources, or his or her delegate, and he or she shall make all determinations regarding the interpretation and administration of this Plan. The Executive Vice President - Human Resources, or his or her delegate, shall have sole and complete discretionary authority to determine such matters.

The Executive Vice President - Human Resources is also a named fiduciary who shall serve as the final review authority under this Plan, and shall have sole and complete discretionary authority to determine conclusively for all parties and in accordance with the terms of the documents or instruments governing the Plan, any and all questions arising from the administration of this Plan and interpretation of all Plan provisions, determination of all questions relating to participation of eligible Senior Officers and eligibility for benefits, determination of all relevant facts, the amount and type of benefits payable to any Senior Officer, beneficiary or estate, and the construction of all terms of this Plan. All determinations and decisions of the named fiduciary are conclusive and binding on all parties and not subject to further review. The Executive Vice President - Human Resources has delegated to the AT&T Executive Benefits Organization the authority to review all initial claims for payments and benefits under the terms of this Plan. The Executive Vice President - Human Resources shall afford a full and fair review of any denial of a claim by the AT&T Executive Benefits Organization for payments under the terms of this Plan. If there is a situation that requires an administrator who is also a Participant or a CIC Eligible Senior Officer to make judgment(s) about himself/herself, such administrator will automatically be recused and replaced by another administrator named by the Executive Vice President - Human Resources.

The Plan Administrator shall have the right, in its sole discretion, to reduce or offset all or any portions of payments described in Sections F or I or Appendix A of the Plan to the extent necessary to satisfy in whole or in part any expenses, obligations, or liabilities that are owed by a Participant to the Company or any employee benefit plan or related trust as of the Participant's Final Payroll Date.

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1.    CLAIM PROCEDURE

A Senior Officer, or his or her estate or beneficiary (a "Claimant"), who either qualifies or believes the Senior Officer qualifies as a Participant or a CIC Eligible Senior Officer, may file a claim in writing for benefits under this Plan, if the Claimant believes that the Claimant has not received benefits to which the Claimant is entitled under this Plan. Such claim may only relate to a matter under this Plan and not to any matter under the Guidelines or any other AT&T policy, practice or guidelines.

The written claim should be sent to the AT&T Executive Benefits Organization, One AT&T Way, Bedminster, New Jersey 07921, or to an alternative address identified and communicated to the Claimant. The written claim should be sent within sixty (60) days of the date of the occurrence of facts giving rise to the claim.

If the claim is denied, in whole or in part, the Claimant will receive written notice from the AT&T Executive Benefits Organization (or the successor of such organization's responsibilities). This information will be provided within ninety (90) days of the date the claim was received.

      This written notice will include:

      -     the specific reason or reasons for the denial;

      - specific reference to pertinent Plan provisions on which the denial was based;

      - a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

      - appropriate information as to the steps to be taken if the Claimant desires to submit the claim for arbitration.

In some cases, more than ninety (90) days may be needed to make a decision. In such cases, the Claimant will be notified in writing, within the initial ninety-day period, of the reason more time is needed. An additional ninety (90) days may be taken to make the decision if the Claimant is sent such a notice. The extension notice will show the date by which the decision will be sent.

If no response is received within the ninety-day period, the claim is considered denied.

The procedure for appealing a denied claim is set forth below in Section M, Arbitration.

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PLEASE NOTE THAT THE PLAN REQUIRES THAT A CLAIMANT PURSUE ALL THE CLAIM AND
APPEAL RIGHTS DESCRIBED ABOVE BEFORE SEEKING ANY REMEDIES OR RELIEF THAT MAY BE PROVIDED UNDER THE ARBITRATION PROCEDURES SET FORTH IN SECTION M OF THIS PLAN, OR OTHERWISE, AND TO PURSUE THE ARBITRATION PROCEDURES SET FORTH IN SECTION M OF THIS PLAN PRIOR TO COMMENCEMENT OF ANY CIVIL ACTION IN FEDERAL COURT.

Official Plan Name:

AT&T Senior Officer Separation Plan

Plan Sponsor and Administrator:

AT&T Corp.
One AT&T Way
Bedminster, New Jersey 07921

Employer Identification Number: 13-4924710

Type of Plan:

Welfare benefit plan; deferred compensation plan.

Type of Administration and Funding:

The Plan is unfunded.

Agent for Legal Process:

Once all claim procedures detailed herein have been exhausted, if a Claimant wants to begin arbitration, service of legal process may be made upon the plan administrator to the attention of the AT&T Executive Vice President - Human Resources (or the successor of such officer's responsibilities).

Plan Document:

This document serves as the plan document for the AT&T Senior Officer Separation Plan.

Effective Date:

The Effective Date of this amended and restated Plan shall be May 19, 2004.

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RIGHTS UNDER ERISA. The Plan is an employee welfare benefit plan and a deferred compensation plan governed by ERISA. Senior Officers are entitled to certain rights and protections under ERISA.

In addition to creating rights for Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate and interpret the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently, in the interest of all Participants and beneficiaries.

No one, including the Company, may terminate a Senior Officer's employment for the purpose of preventing the Senior Officer from receiving the benefits to which he or she is entitled, and no one, including the Company or any other person, may discriminate against a Senior Officer in any other way for that purpose or in order to keep him or her from exercising his or her rights under ERISA.

If the Senior Officer's benefit request is denied in whole or in part, such Senior Officer has the right to have the Plan Administrator review and reconsider the benefit request.

Under ERISA, there are steps a Senior Officer can take to enforce the above rights. For instance, if a Senior Officer requests materials from the Plan and does not receive them within thirty (30) days, he or she may file suit in federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Senior Officer up to one hundred ten dollars ($110.00) a day until the materials are produced unless they were not sent or received because of reasons beyond the control of the Administrator.

If a Senior Officer's benefit request is denied or ignored, in whole or in part, and the Senior Officer has unsuccessfully pursued his or her claim for benefits through the Arbitration procedure set forth in Section M of this Plan, the Senior Officer may file suit in a state or federal court. If a Senior Officer alleges discrimination for asserting his or her rights, the Senior Officer may seek assistance from the US Department of Labor, or the Senior Officer may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Senior Officer is successful, the court may order the person sued to pay these costs and fees. If the Senior Officer loses, the court may order the claimant to pay these costs and fees, for example, if it finds the claim is frivolous.

If a Senior Officer has any questions about this statement or about his or her rights under ERISA, he or she should contact the nearest Area Office of the Employee Benefits Security Administration, US Department of Labor.

If a Senior Officer has any other questions, he or she should contact AT&T's Executive Benefits Organization, One AT&T Way, Bedminster, New
Jersey 07921 (or any successor office).

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M.    ARBITRATION

Any dispute, controversy, or question arising under, out of, or relating to this Plan remaining after a Claimant has filed a claim with the AT&T Executive Benefits Organization, in accordance with the procedures set forth in or adopted pursuant to the provisions of Section L hereof, and been denied, shall be referred for arbitration in the State of New Jersey to a neutral arbitrator jointly selected by the Claimant and AT&T as a condition precedent to the commencement of a civil action by the Claimant in a federal court. The proceeding shall be governed by the Commercial Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no longer in existence) and the decision of the arbitrator shall be governed by the rule of law, and in particular ERISA and its related rules and regulations and relevant case law. If the parties are unable to agree upon a neutral arbitrator within thirty (30) days after the Claimant has given AT&T written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the American Arbitration Association for the appointment of a neutral arbitrator, or, if such Association is not then in existence or does not desire to act in the matter, either party may apply to the Presiding Judge of the Superior Court of any county in New Jersey for the appointment of a neutral arbitrator to hear the parties and settle the dispute, controversy or question. Such right to submit a dispute arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all interested persons and no action at law or in equity shall be instituted, or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The Claimant and AT&T shall each bear their own costs and attorneys' fees, except that AT&T shall pay the costs of any arbitrator appointed hereunder as well as the costs of any copy of any official transcript of the proceeding.

N.    PLAN DOCUMENTS

This document shall serve as both the Summary Plan Description and the official Plan document that regulates the operation of this Plan.

O.    ASSIGNMENT OR ALIENATION

Subject to applicable federal income tax laws, no payments or benefits under this Plan or any right or interest in such payments or benefits shall be assignable or subject in any manner to anticipation, alienation, sale, transfer, assignment, claims of creditors, garnishment, pledge, execution, attachment or encumbrance of any kind, including, but not limited to, pursuant to any domestic relations order (within the meaning of Section 206(d)(3) of ERISA and Internal Revenue Code Section 414(p)(1)(B)), and any such attempted disposition shall be null and void.

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P.    OFFICERS OR DEPARTMENTS

Throughout this Plan, there are references to specific AT&T officers and/or offices. Such references are intended to include the appropriate officer and/or office. Any addresses contained herein shall be amended automatically to the appropriate address whenever necessary to reflect changes in office location or corporate reorganization.

Q.    SEVERABILITY

If any provision of this Plan or the application thereof to any Senior Officer's circumstance is held invalid or unenforceable, the remainder of this Plan, and the application of such provision to other Participants or circumstances, shall not be affected thereby, and to such end, the provisions of this Plan are to be severable.

R.    AMENDMENT AND TERMINATION

The Company reserves the right to amend, modify, suspend or terminate this Plan and any policies, procedures or guidelines for workforce reductions which may be maintained by the Company, for any reason whatsoever, subject to the provisions of Section 18 of Appendix A to this Plan. The Executive Vice President - Human Resources of AT&T (or any successor to that officer's responsibilities), in addition to any other authority previously granted, has been delegated the authority to adopt amendments to the Plan, provided the increase or decrease in Plan costs is not material, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes).

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                                   APPENDIX A

                       AT&T SENIOR OFFICER SEPARATION PLAN
                          CHANGE IN CONTROL PROVISIONS

1.    PURPOSE:

THE CHANGE IN CONTROL BENEFITS DESCRIBED IN APPENDIX A WILL NOT APPLY UNLESS A CHANGE IN CONTROL OCCURS.

Notwithstanding any terms of the Plan to the contrary, for the two-year period following a Change in Control (as defined below), (i) the definitions of "Senior Officer", "Cause" and "Good Reason" that otherwise would have been governed by Sections A and B, respectively, of the Plan, (ii) the procedure to be followed in the case of termination of employment for Good Reason that otherwise would have been governed by Section E.2 of the Plan, and (iii) the Plan benefits that otherwise would have been governed by Section F of the Plan, shall be determined exclusively pursuant to the provisions of this Appendix A. Accordingly, the definition of Senior Officer in Section A of the Plan, the definitions of "Cause" and "Good Reason" in Section B of the Plan, and Sections E.2 and F of the Plan shall not apply for the two-year period following a Change in Control. Except to the extent otherwise specified in this Appendix A, the applicable definitional, operational, procedural and administrative provisions detailed in Sections A (other than the definition of "Senior Officer"), B, (other than the definitions of "Cause" and "Good Reason"), C, D, E (other than the notification requirements set forth in Section E.2), G, H, I, J, K, L, M, N, O, P, Q and R of the Plan remain unchanged and will govern the operation of the Plan, including the provisions of this Appendix A, following a Change in Control.

2.    EFFECTIVE DATE:

The effective date of the Change In Control related provisions of the Plan, as set forth in this Appendix A, is October 23, 2000, as amended and restated May 19, 2004.

3.    DEFINITIONS:

      BUSINESS RELOCATION BEYOND A REASONABLE COMMUTING DISTANCE - shall mean:

      a change in the Senior Officer's principal work location to a location that

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      (i)   is more than thirty five (35) highway miles from the Senior
            Officer's principal work location immediately prior to the Change in Control; and

      (ii) increases the Senior Officer's commuting distance in highway mileage.

The terms "highway miles" and "highway mileage" shall have the same meanings as these terms have when used to express the distances between locations by mapmakers such as the Hagstrom Map Company.

         CAUSE - shall mean:

      (i) commission of a crime, or conviction of a crime, including by a plea of guilty or nolo contendere, involving theft, fraud, dishonesty or moral turpitude;

      (ii) intentional or grossly negligent disclosure of confidential or trade secret information of the Company to anyone not entitled to such information, which causes significant harm to the Company;

      (iii) gross omission or gross dereliction of any statutory or common law duty of loyalty to the Company, which causes significant harm to the Company; or

      (iv) willful violation of the Company's Code of Conduct or any other written Company policy, where said violation causes significant harm to the Company.

         CHANGE IN CONTROL ("CIC") - shall have the same meaning assigned to that term in the AT&T 2004 Long Term Incentive Program.

         CIC ELIGIBLE SENIOR OFFICER - shall mean a Senior Officer who, within two (2) years following a CIC, (a) has his or her employment terminated for reasons other than (i) Cause or (ii) by reason of becoming eligible for benefits under any AT&T long-term disability plan, or (b) terminates employment for Good Reason occurring after a CIC, provided that the Senior Officer has followed the Notification Procedure set forth in Section 4 of this Appendix A.

         GOOD REASON - with respect to a Senior Officer, shall mean the occurrence of any of the following events without the Senior Officer's express written consent:

         (iii)    a Reduction In Authority or Responsibility (as defined below);
                  or

         (iv)     a Reduction in Compensation (as defined below); or

         (v) a Business Relocation Beyond a Reasonable Commuting Distance (as defined above).

         REDUCTION IN AUTHORITY OR RESPONSIBILITY - shall mean:

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      (iii) the assignment to the Senior Officer of any duties materially inconsistent in any respect with the Senior Officer's position (including status, offices, titles and reporting requirements), and that detract from or reduce the authority, duties or responsibilities to which the Senior Officer was assigned immediately prior to the date of the Change in Control; or

      (iv) any other action by the Company which results in a diminution in such position, authority, duties or responsibilities.

      Reduction in Authority or Responsibility shall not include:

            (d) an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by the Senior Officer; or

            (e) any temporary reduction in authority or responsibility while the Senior Officer is absent from active service on any approved disability or approved leave of absence.

      By way of example, and not by way of limitation, Reduction in Authority or Responsibility shall include:

                        (1) The removal of any division, business or operating unit or other business organization from the direct managerial responsibility of the Senior Officer, or

                        (2) The material reduction in the size or scope of responsibility or operating budget of any division, business or operating unit or other business organization for which the Senior Officer has direct managerial responsibility, or

                        (3) A reduction in the Senior Officer's authority to legally bind the Company under the Company's Schedule of Authorization (without the need for another's approval), as in effect immediately prior to the Change in Control.

      REDUCTION IN COMPENSATION - shall mean, with respect to a Senior Officer, a reduction in the amount or value of any of the following elements of compensation below the amount or value of such element of compensation in effect immediately prior to the Change in Control:

            a.    the Senior Officer's annual base salary rate; or

            b. the Senior Officer's Target Annual Bonus (as defined below) without an offsetting increase in the Senior Officer's annual base salary rate, or

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            c.    the Senior Officer's Target Annual Long Term Incentive
                  Compensation (as defined below), without an offsetting increase in the Senior Officer's annual base salary rate and/or the Senior Officer's Target Annual Bonus.

A Senior Officer's Target Annual Bonus immediately prior to the Change in Control shall mean the value determined by multiplying the Senior Officer's Target Annual Bonus percentage in effect on the day preceding the date of the CIC by his or her annual base salary rate in effect on the day preceding the date of the CIC.

A Senior Officer's Target Annual Long Term Incentive Compensation immediately prior to the Change in Control shall mean the total value of the annual equity-based incentive compensation grants to the Senior Officer, including the following: (a) "full value equity" compensation, including, but not limited to, restricted stock, restricted stock units ("RSUs"), performance shares and cash equivalents, and (b) "non-full value equity" based compensation including, but not limited to, stock options and stock appreciation rights, in each case granted as part of the Senior Officer's annual compensation, but shall not include any special one-time or periodic grant or award, granted or awarded as part of a hiring package or retention program, agreement or arrangement. In the event a Change in Control occurs prior to the date on which annual Long Term Incentive Compensation grants are approved by the Compensation and Employee Benefits Committee of the AT&T Board of Directors (or by such other management committee or committee of the AT&T Board of Directors, or by the duly authorized officers of the successor to AT&T Corp. (for the purpose of this definition, separately and collectively referred to as the "Committee") for Senior Officers for such calendar year, Target Annual Long Term Incentive Compensation shall mean the total value of the annual equity-based incentive compensation grants for the preceding calendar year.

      (a) The value of each "full value equity" grant, if any, shall be the fair market value ("FMV") of such grant on the date the grant is approved by the Committee. The FMV of each "full value equity" grant shall be determined by multiplying the number of related AT&T common shares by the applicable average of the daily high and low sale prices of AT&T common shares on the New York Stock Exchange, or by multiplying the number of related common shares of the successor to AT&T by the applicable average of the daily high and low sale prices of such successor's common shares on the New York Stock Exchange or other national exchange on which such shares are listed, as appropriate, for the date the grant was approved by the Committee.

      (b) The value of each "non-full value equity" grant, such as stock options and stock appreciation rights ("SARs"), shall equal the per option

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      or per SAR value on the date the grant was approved by the Committee, based on Black Scholes estimates (or such other option-pricing model, deemed acceptable by the Financial Accounting Standards Board for valuing options and SARs and utilized by the Committee when considering such grant) multiplied by the number of related AT&T common shares in such grant, and/or such other amounts determined in the same manner and approved by the Committee for the year in which the grant being valued was granted.

      For this purpose, the Black Scholes value and FMV of the respective components of Target Annual Long Term Incentive Compensation shall be updated annually as approved by the Committee.

      SENIOR OFFICER - Shall mean a Senior Officer (as defined in the Plan) who, immediately prior to a CIC, was an employee of AT&T or an Affiliate (including a Senior Officer who was receiving benefits under any AT&T short term disability plan, or was on an approved leave of absence with guaranteed reinstatement rights), or was a Senior Officer immediately prior to an event which constitutes Good Reason, and who remains continuously employed by the Company following a CIC.

      SPECIAL PENSION ENHANCEMENT - shall mean the CIC Credit as defined in the AT&T Management Pension Plan (as amended by the resolutions of the AT&T Board of Directors dated October 23, 2000), without regard to whether it is payable under the AT&T Management Pension Plan or under the AT&T Excess Benefit and Compensation Plan, or both.

4. NOTIFICATION REQUIREMENTS FOR TERMINATION FOR GOOD REASON:

In the event a Senior Officer determines that Good Reason exists to terminate his or her employment with the Company, the Senior Officer must notify the Company in writing of the specific event, within sixty (60) days of the occurrence of such event, and such notice shall also include the date on which the Senior Officer will terminate employment with the Company, which date shall be no earlier than 15 days from the date of such notice. The date set forth in the notice for termination, or such earlier or later date as the Senior Officer and the Company shall mutually agree in writing, shall be the Senior Officer's Final Payroll Date.

Within seven (7) days of the Company's receipt of such written notice, the Company shall notify the Senior Officer that it agrees or disagrees with the Senior Officer's determination that the event specified in the Senior Officer's notice constitutes Good Reason. Notwithstanding any provision of the Plan or this Appendix A giving the Company discretionary authority regarding administration of the Plan, the Company's determination whether it agrees or

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disagrees with the Senior Officer's determination that the event specified in the Senior Officer's notice constitutes Good Reason shall be reasonable, based on all the relevant facts and circumstances. The Arbitrator in any arbitration proceeding initiated pursuant to Section M of the Plan, in which the existence of Good Reason is an issue, shall be expressly empowered and directed to review, de novo, the facts and circumstances claimed by the Senior Officer to constitute Good Reason.

In the event the Company notifies the Senior Officer that it agrees with the Senior Officer's determination that the event specified in the Senior Officer's notice constitutes Good Reason, the Senior Officer will terminate employment with the Company on his or her Final Payroll Date.

In the event the Company notifies the Senior Officer that it disagrees with the Senior Officer's determination that the event specified in the Senior Officer's notice constitutes Good Reason, the Senior Officer may terminate his or her employment on the date specified in the notice (or such later date as the Senior Officer and the Company may mutually agree in writing) or may elect to continue his or her employment by so notifying the Company in writing. In either event, the Senior Officer shall be entitled to pursue a claim in accordance with the procedures set forth in Section L of the Plan, or to pursue the Arbitration procedures set out in Section M of the Plan without first filing a claim. If the Senior Officer's claim, or arbitration, is ultimately concluded in the Senior Officer's favor, the Senior Officer shall retain the right to receive the benefits under this Appendix A. The arbitration procedure set forth in Section M of the Plan shall remain a condition precedent to the commencement by the CIC Senior Officer of a civil action with respect to any claim for benefits under the Plan or this Appendix A.

5.    SEVERANCE PAYMENT:

In addition to the Special Pension Enhancement provided under the terms of the AT&T Management Pension Plan and the AT&T Excess Benefit and Compensation Plan, a CIC Eligible Senior Officer shall be provided a Severance Payment that is a lump sum cash payment equal to the sum of (a) three hundred percent (300%) of the CIC Eligible Senior Officer's highest annual base salary rate in effect on or after the day preceding the date of the CIC (but ignoring increases in annual base salary rate attributable solely to any decreases in the value of the CIC Eligible Senior Officer's Target Annual Bonus and/or Target Annual Long-Term Incentive, as contemplated by the definition of Reduction in Compensation), plus
(b) three hundred percent (300%) of the CIC Eligible Senior Officer's Target Annual Bonus for the year in which the CIC occurs (or, if the CIC occurs prior to the date in a calendar year on which a Senior Officer's Target Annual Bonus is determined, for the preceding calendar year), minus (c) an amount equal to ninety percent (90%) of the CIC Eligible Senior Officer's Special Pension Enhancement.

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The Severance Payment under this Section 5 will be paid in a single lump sum as soon as administratively feasible after the expiration of the revocation period indicated in the CIC Eligible Senior Officer's Release without revocation, unless deferral of such Severance Payment is elected in accordance with Section 6 of this Appendix A below.

6.    DEFERRAL OPTION:

The CIC Eligible Senior Officer may elect to defer receipt of the Severance Payment. The CIC Eligible Senior Officer's written election must be submitted to the AT&T Executive Benefits Organization, or successor organization, not later than the day prior to the date on which the Release is executed. A copy of the election form to be completed is attached as Appendix C. Deferral may be for a period of up to five (5) years following the date of the CIC Eligible Senior Officer's Final Payroll Date, in whole year increments. Payout of the deferred Severance Payment may be in the form of a lump sum, or up to a maximum of five
(5) approximately equal annual installments, as indicated on the election form.

The first installment from the deferred account (or the single payment, if the CIC Eligible Senior Officer so elected), including interest thereon, will be paid by the end of the calendar quarter which immediately follows the first, second, third, fourth or fifth anniversary (as so elected by the CIC Eligible Senior Officer) of the CIC Eligible Senior Officer's Final Payroll Date. All unpaid deferred amounts will continue to accrue interest at the rate of return set forth below. In the event of a CIC Eligible Senior Officer's death prior to the payment of all deferred amounts, the unpaid balance shall be paid to his or her named beneficiary (or to his or her estate, if no beneficiary has been named) in a lump sum not later than the end of the calendar quarter immediately following the calendar quarter in which the AT&T Executive Benefits Organization, or successor organization, receives written notice of such death.

For individuals who were designated as Senior Officers (as defined in the Plan) as of May 19, 2004, deferred amounts will be credited quarterly with interest equal to one-quarter (1/4) of the average rate applicable to actively traded 10-year U.S. Treasury Notes for the prior calendar quarter, plus 1.25 percent. The Company reserves the right to change the interest rate to be credited on deferred amounts with respect to individuals who were designated as Senior Officers after May 19, 2004, however, in the absence of such action by the Company, the interest rate described in the previous sentence will apply. The crediting of interest on deferred amounts, will commence with the CIC Eligible Senior Officer's Final Payroll Date, and will be calculated in accordance with rules and procedures in place for the AT&T Senior Management Incentive Award Deferral Plan, or the successor to such plan, in effect immediately prior to the date of the CIC. CIC Eligible Senior Officers who elect to defer amounts under

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this arrangement shall be unsecured general creditors of the Company. The
Company shall establish for each CIC Eligible Senior Officer, an unfunded bookkeeping account to which deferred amounts (and interest) will be credited, but the Company shall have no obligation to fund or set aside assets for the payment of any deferred amounts under this arrangement.

7.    ANNUAL BONUS:

Subject to the second and third sentences of this Section 7, a CIC Eligible Senior Officer who has performed at least eighty-eight (88) consecutive days of service to the Company during his or her Termination Year, will be eligible to receive a prorated portion of the annual incentive applicable to the Termination Year based on the CIC Eligible Senior Officer's time on the active payroll during the Termination Year. The prorated portion shall equal the product of the actual achievement level for the CIC Eligible Senior Officer's annual incentive for such year, as determined by the Company, calculated in a manner consistent with the calculation of the annual incentive for similarly situated senior management employees who were employed throughout the year for which the calculation is being made, multiplied by a fraction, the numerator of which is the number of completed months of the CIC Eligible Senior Officer's employment during the Termination Year (including the last month of employment if the CIC Eligible Senior Officer's Final Payroll Date is on or after the 15th of the month) and the denominator of which is 12. If the CIC Eligible Senior Officer's Final Payroll Date occurs in the same calendar year as the CIC, the CIC Eligible Senior Officer will have received a prorated portion of his or her annual incentive with respect to service during such calendar year through the date of the CIC, in accordance with the terms of the AT&T Management Pay Plan. In such event, the numerator of the fraction referred to in the second sentence of this
Section 7 shall equal the number of complete months of the CIC Eligible Senior Officer's employment during the Termination Year after the date of the CIC (including the month in which the CIC occurs if the CIC occurs prior to the 15th of the month, as well as the last month of employment if the CIC Eligible Senior Officer's Final Payroll Date is on or after the 15th of the month).

8.    OUTSTANDING LONG TERM INCENTIVES:

The disposition of all grants under any AT&T long term incentive program, including any plan previously maintained by McCaw, LIN, TCG, TCI or MediaOne, including the AT&T Wireless Adjustment Plan, shall be governed by the provisions of the applicable AT&T long term incentive program.

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9.    CASH AWARDS/PAYMENTS:

Other unvested cash awards/payments, including but not limited to awards/payments for retention, unpaid signing bonuses and any other cash payments or awards which have not yet vested, but not including cash in individual deferral accounts which are subject to their own terms and conditions, will vest as of the later of the Participant's Final Payroll Date or upon expiration of the revocation period indicated in the Release without revocation, and will be paid as soon as administratively feasible following such revocation period.

10.   EXECUTIVE LIFE INSURANCE PROGRAM:

Notwithstanding the terms and conditions of the AT&T Corp. Executive Life Insurance Program ("ELIP"), with respect to a CIC Eligible Senior Officer who is a participant in ELIP and for whom and ELIP policy has been issued (excluding any term binder), but has not attained his or her Normal Termination Date (as defined in ELIP) as of his or her Final Payroll Date, the Company shall pay a lump sum cash payment ("ELIP Payment") to the CIC Eligible Senior Officer (or to his or her assignee, as applicable) as soon as administratively feasible after the expiration of the revocation period indicated in the CIC Eligible Senior Officer's Release without revocation. The ELIP Payment shall be equal to the sum of (x) plus (y) where (x) equals the present value, as of the date of the CIC Eligible Senior Officer's Final Payroll Date, of any necessary additional premium payments, estimated, but not guaranteed, (assuming that the discount rate equals 8% and taking into account the ELIP policy cash value as of the month end immediately prior to the CIC Eligible Senior Officer's Final Payroll
Date), to be sufficient to provide for the continuation of the insurance coverage under the ELIP Policy (based on assumptions that are consistent with the assumptions under the ELIP policy used immediately prior to the CIC including, but not limited to, the annual crediting rate of the ELIP policy) with projected coverage equal to the applicable benefit amount (as defined in ELIP and taking into account the election of the Participant, if any, to continue coverage previously available under the AT&T Senior Manager Universal Life Insurance Program at the rate of two and one-half (2.5) times his or her final annual base salary rate, rather than the current ELIP policy coverage of three times a Participant's annual base salary rate prior to the Participant's Final Payroll Date , and two times annual base salary rate after the Participant's Final Payroll Date) as if the CIC Eligible Senior Officer had continued in active employment until becoming Eligible for Retirement Related Benefits and assuming that his or her annual base salary rate remains fixed in an amount equal to his or her highest base salary rate in effect on or after the day preceding the date of the CIC, (but ignoring increases in annual base salary rate attributable solely to any decreases in the value of the CIC Eligible Senior Officer's Target Annual Bonus and/or Target Annual Long-Term Incentive, as contemplated by the definition of "Reduction in Compensation" set forth above) and (y) equals the amount (the "tax adjustment payment"), calculated in accordance with AT&T's practice for Senior Officers as

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in effect immediately prior to the CIC, to cover the Federal income and FICA
(Medicare portion) taxes estimated to be incurred by the CIC Eligible Senior Officer by reason of the lump sum cash payment and the tax adjustment payment provided for in this section. Such CIC Eligible Senior Officer shall not be entitled to any additional or future payments from the Company under ELIP.

In the event a Participant is covered only by a term binder as of his or her Final Payroll Date, such term insurance will cease on his or her Final Payroll Date.

11.   FINANCIAL COUNSELING:

A CIC Eligible Senior Officer shall receive a lump sum payment estimated by the Company in its sole discretion to be sufficient to provide, for a period of two
(2) years after the CIC Eligible Senior Officer's Final Payroll Date, financial counseling services from a qualified financial counselor, plus a tax adjustment payment equal to the amount, calculated in accordance with AT&T's practice for Senior Officers as in effect immediately prior to the CIC, to cover the Federal income and FICA (Medicare portion) taxes estimated to be incurred by the CIC Eligible Senior Officer by reason of the lump sum payment for financial counseling services and the tax adjustment payment provided for in this section. Payment shall be made as soon as administratively feasible following the CIC Eligible Senior Officer's Final Payroll Date and the expiration of the revocation period indicated in the Release without revocation. A CIC Eligible Senior Officer shall not be entitled to any additional or future payments from the Company with respect to financial counseling or related services provided to the CIC Eligible Senior Officer after his or her Final Payroll Date.

12.   AT&T TOLL DISCOUNT:

The CIC Eligible Senior Officer will be eligible for toll reimbursement through the AT&T Toll Discount Program under the terms and conditions that apply to senior management employees Eligible for Retirement-Related Benefits, under the same terms and conditions that applied immediately prior to the CIC to active senior management employees.

13.   VACATION:

A CIC Eligible Senior Officer should make every reasonable effort, consistent with the needs of the business, to use all vacation, personal days, and floating holidays to which he or she is eligible before his or her Final Payroll Date. If the CIC Eligible Senior Officer is unable to do so, he or she will be paid for any unused earned vacation days (but not for any unearned vacation days) for the calendar year in which his or her Final Payroll Date occurs and for any approved and unexpired carryover days from the prior year in accordance with AT&T policy at that time. The CIC Eligible Senior Officer will not receive pay in lieu of floating holidays and management personal days if these days are not taken prior to his

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or her Final Payroll Date, except for those CIC Eligible Senior Officers in the states of California, Illinois or North Dakota, who will receive such payments as may be mandated by state law.

14.   MEDICAL/DENTAL COVERAGE:

The extension and cost of medical and dental coverage for a CIC Eligible Senior Officer who is Eligible for Retirement-Related Benefits will be in accordance with the terms of the AT&T Corp. Postretirement Welfare Benefits Plan, or the successor to such plan, as amended from time to time. The Company will continue coverage under the AT&T Medical Expense Plan and/or the AT&T Dental Expense Plan for Active Employees, respectively, for each CIC Eligible Senior Officer who is not Eligible for Retirement-Related Benefits, and his or her Class I dependents, Domestic Partner and/or Domestic Partner's Children (as those terms are defined in the AT&T Medical Expense Plan) (provided that such Class I dependents, Domestic Partner and/or Domestic Partner's Children were covered by the AT&T Medical Expense Plan and/or the AT&T Dental Expense Plan for Active Employees, or the successors to such plans, immediately prior to the CIC Eligible Senior Officer's Final Payroll Date), for up to eighteen (18) months following the month in which occurs the CIC Eligible Senior Officer's Final Payroll Date. Company-provided continuation of coverage under the AT&T Medical Expense Plan and/or the AT&T Dental Expense Plan for Active Employees, or the successors to such plans, as the plans may be amended from time to time, shall run concurrently with any rights to continuation of coverage the CIC Eligible Senior Officer and/or his or her eligible dependents may otherwise have under COBRA.

If, at the end of the 18-month COBRA period, the CIC Eligible Senior Officer is not covered under another group health plan, the Company will make medical coverage (not dental coverage) available for the CIC Eligible Senior Officer and his or her Class I dependents, Domestic Partner and/or Domestic Partner's Children under the AT&T Separation Medical Plan, or the successor to such plan, on the same basis as for certain former senior managers. Should the Participant elect to take this coverage, the CIC Eligible Senior Officer will be responsible for the same portion of the annual premium for this medical coverage as is then applicable to similarly situated former senior managers covered under the AT&T Separation Medical Plan. Continuation of coverage under the AT&T Separation Medical Plan after the CIC Eligible Senior Officer's death is available to the CIC Eligible Senior Officer's Class I dependents, Domestic Partner and/or Domestic Partner's Children, if such dependents pay 100% of the annual premium for coverage. There will be no continuing dental coverage for the CIC Eligible Senior Officer or his or her Class I dependents, Domestic Partner and/or Domestic Partner's Children after the end of eighteen (18) months following the month in which occurs the CIC Eligible Senior Officer's Final Payroll Date, except as may otherwise be required by law. The Participant should immediately notify the Company if he or she becomes covered under

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another group health plan, at which time the Company's provision of medical coverage for the Participant and his or her Class I dependents, Domestic Partner and/or Domestic Partner's Children will cease.

All coverage continued for a CIC Eligible Senior Officer (and his or her eligible dependent(s)) will be the same as the coverage provided to the CIC Eligible Senior Officer while an active employee, to the extent available, subject to the terms of the AT&T Medical Expense Plan and/or the AT&T Dental Expense Plan or the AT&T Separation Medical Plan or the successors to such plans, as those plans may be amended from time to time.

15.   TRANSITION COUNSELING:

A CIC Eligible Senior Officer will be entitled to receive the services of a Company-paid and Company-approved outplacement or career transition consultant in accordance with AT&T's current practices for Senior Officers in effect as of the CIC Eligible Senior Officer's Final Payroll Date; provided, however, that commencement of such transition counseling services, if desired, must begin prior to the first anniversary of the CIC Eligible Senior Officer's Final Payroll Date.

16.   EXCISE TAX:

(a) If any element of compensation or benefit provided to a CIC Eligible Senior Officer under the terms of the Plan, or under any other plan, program, policy or other arrangement ("Benefit"), either alone or in combination with other elements of compensation and benefits paid or provided to such CIC Eligible Senior Officer, constitutes an "excess parachute payment", as that term is defined in Section 280G of the Internal Revenue Code and the regulations thereunder, and subjects such CIC Eligible Senior Officer to the excise tax pursuant to Section 4999 of the Internal Revenue Code, and any interest and penalties thereon (collectively, the "Excise Tax"), then such CIC Eligible Senior Officer shall be entitled to an additional lump-sum cash payment from the Company (the "Excise Tax Adjustment Payment"), subject to mandatory withholding, in an amount equal to the Excise Taxes (including the Excise Tax attributable to the Excise Tax Adjustment Payment related to the Benefit) plus any income and FICA taxes and any interest and penalties thereon attributable to the Excise Tax Adjustment Payment. For purposes of calculating an Excise Tax Adjustment Payment to any CIC Eligible Senior Officer in any year, it shall be assumed that the CIC Eligible Senior Officer is subject to Federal and applicable state and local income taxes at the highest marginal Federal and applicable state and local income tax rates, respectively, for the year in which the Excise Tax Adjustment Payment is paid. Also, the Excise Tax Adjustment Payment to any CIC Eligible Senior Officer shall reflect the Federal tax benefits attributable to the deduction of applicable state and local income taxes.

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(b)   Subject to the provisions of Section 16(c) below, all determinations required to be made under this Section 16, including whether and when an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment and the assumptions utilized in arriving at such determinations, shall be made by an independent accounting firm chosen by the Company (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations to the Company and to the CIC Eligible Senior Officer within thirty (30) business days of the receipt of notice from the Company or the CIC Eligible Senior Officer that there has been a Benefit provided to which this Section 16 applies (or such earlier time as requested by the Company). Any Excise Tax Adjustment Payment, as determined pursuant to this Section 16(b), shall be paid by the Company to the CIC Eligible Senior Officer within fifteen (15) business days of the receipt of the Accounting Firm's determination.

(c) (i) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding, or in the opinion of independent counsel agreed upon by the Company and the CIC Eligible Senior Officer, that the Excise Tax payable by the CIC Eligible Senior Officer on the Benefit is less than the amount initially taken into account under Section 16(a) for purposes of calculating the Excise Tax Adjustment Payment related to such Benefit, the Accounting Firm shall recalculate the Excise Tax Adjustment Payment to reflect the actual Excise Tax related to such Benefit. Within thirty (30) business days following the CIC Eligible Senior Officer's receipt of notice of the results of such recalculation from the Accounting Firm and/or the Company, the CIC Eligible Senior Officer shall repay to the Company the excess of the initial Excise Tax Adjustment Payment over the recalculated Excise Tax Adjustment Payment.

      (ii) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding, or in the opinion of an independent counsel agreed upon by the Company and the CIC Eligible Senior Officer, that the Excise Tax payable by the CIC Eligible Senior Officer on the Benefit is more than the amount initially taken into account under
      Section 16(a) for purposes of calculating the Excise Tax Adjustment Payment, the Accounting Firm shall recalculate the Excise Tax Adjustment Payment to reflect the actual Excise Tax. Within fifteen (15) business days following the Company's receipt of notice of the results of such recalculation from the Accounting Firm, the Company shall pay to the CIC Eligible Senior Officer the excess of the recalculated Excise Tax Adjustment Payment over the initial Excise Tax Adjustment Payment.

(d) All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(e) The CIC Eligible Senior Officer shall notify the Company in writing of any written claim by the Internal Revenue Service that, if successful, would require the payment by the Company of an Excise Tax Adjustment Payment or the

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recalculation of an Excise Tax Adjustment Payment. The notification shall apprise the Company of the nature of such claim, including (1) a copy of the written claim from the Internal Revenue Service, (2) the identification of the element of compensation and/or benefit that is the subject of such Internal Revenue Service claim, and (3) the date on which such claim is requested to be paid. Such notification shall be given as soon as practicable but no later than ten (10) business days after the CIC Eligible Senior Officer actually receives notice in writing of such claim.

Within ten (10) business days following receipt of the notification of the Internal Revenue Service written claim from the CIC Eligible Senior Officer, the Company shall pay to the CIC Eligible Senior Officer an Excise Tax Adjustment Payment, or the excess of a recalculated Excise Tax Adjustment Payment over the initial Excise Tax Adjustment Payment, as applicable, related to the element of compensation and/or benefit which is the subject of the Internal Revenue Service claim. Within ten (10) business days following such payment to the CIC Eligible Senior Officer, the CIC Eligible Senior Officer shall provide to the Company written evidence that he or she had paid the claim to the Internal Revenue Service (the United States Treasury).

The failure of the CIC Eligible Senior Officer to properly notify the Company of the Internal Revenue Service claim (or to provide any required information with respect thereto) shall not affect any rights granted to the CIC Eligible Senior Officer under this Section 16, except to the extent that the Company is materially prejudiced in the challenge to such claim as a direct result of such failure. If the Company notifies the CIC Eligible Senior Officer in writing, within sixty (60) business days following receipt from the CIC Eligible Senior Officer of notification of the Internal Revenue Service claim, that it desires to contest such claim, the CIC Eligible Senior Officer shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim;

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the CIC Eligible Senior Officer;

                  (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

                  (iv) permit the Company to participate in any proceedings relating to such claim if the Company elects not to assume and control the defense of such claim;

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      provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the CIC Eligible Senior Officer harmless, on an after-tax basis, for any Excise Tax, income tax and FICA tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 16, the Company shall have the right, at its sole option, to assume the control of all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim, and may direct the CIC Eligible Senior Officer to sue for a refund or contest the claim in any permissible manner, and the CIC Eligible Senior Officer agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, that any extension of the statute of limitations relating to payment of tax for the taxable year of the CIC Eligible Senior Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's rights to assume the control of the contest shall be limited to issues with respect to which an Excise Tax Adjustment Payment would be payable hereunder, and the CIC Eligible Senior Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. To the extent that the contest to the Internal Revenue Service claim is successful, the Excise Tax Adjustment Payment related to the element of compensation and/or benefit that was the subject of the claim shall be recalculated in accordance with the provisions of Section 16(c)(ii).

17.   LEGAL FEES:

In the event that it shall be necessary or desirable for a CIC Eligible Senior Officer to retain legal counsel or incur other costs and expenses in connection with enforcement of his or her rights under the Plan, including this Appendix A, or other matters directly related to the CIC Eligible Senior Officer's termination from employment with the Company, the Company shall reimburse the CIC Eligible Senior Officer for his or her reasonable attorneys' fees and costs and expenses if a final decision in connection with a material issue of the litigation (or arbitration) is issued in the CIC Eligible Senior Officer's favor by an arbitrator or a court of competent jurisdiction.

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18.   NO AMENDMENT:

Notwithstanding any other provision of this Plan, unless required by applicable law, upon the occurrence of a CIC, no amendment shall be made to the Plan, including this Appendix A, by the AT&T Board of Directors (or the successor board), by the Company (or the successor to the Company), by any committee, any officer, any employee of the Company (or the successor to the Company) or by any other party, to suspend, modify, or eliminate the level or types of benefits that are applicable upon the occurrence of a CIC, or to eliminate the restrictions contained in this sentence, and no such amendment to the AT&T Senior Officer Separation Plan, including this Appendix A, made in violation of this provision, shall be effective.

19.   SUCCESSORS:

The obligation of the Company under this Appendix A shall be binding upon any assignee or successor in interest thereto. The Company shall not merge or consolidate with any other corporation, or liquidate or dissolve, or transfer assets or business operations, in a transaction in which the employment of employees is transferred to such other corporation, or to the purchaser of such assets or business operations, without making suitable arrangements for the payment of any benefits that are or may become payable under this Appendix A, and for the assumption by such successor employer of the obligations set forth in this Appendix A.

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                               WAIVER AND RELEASE

I am terminating my employment with AT&T Corp., the successor to AT&T Corp., or one of its subsidiaries or affiliates ("the Company"). In consideration for the receipt of benefits under Section F of the AT&T Senior Officer Separation Plan ("Plan"), or under Appendix A of the Plan, if applicable, I acknowledge and agree to the following:

1. I HAVE BEEN TOLD BY THE COMPANY AND I UNDERSTAND THAT ALL BENEFITS SET FORTH IN SECTION F OF THE PLAN, OR UNDER APPENDIX A OF THE PLAN, IF APPLICABLE, FROM THE COMPANY ARE CONDITIONED UPON MY SIGNING AND NOT REVOKING THIS WAIVER AND RELEASE ("THIS RELEASE" OR "THE RELEASE") ON MY FINAL PAYROLL DATE (AS THAT TERM IS DEFINED IN THE PLAN), AND RETURNING IT TO THE AT&T EXECUTIVE BENEFITS ORGANIZATION, C/O AON CONSULTING, ROOM 7C19, 270 DAVIDSON AVENUE, SOMERSET, NJ 08873 ON MY FINAL PAYROLL DATE.

      I UNDERSTAND THAT PURSUANT TO THE TERMS OF THE PLAN, I MUST REPAY AND/OR FORFEIT A PORTION OF SUCH BENEFITS, IF WITHIN THE TWO-YEAR PERIOD FOLLOWING MY FINAL PAYROLL DATE, I PROVIDE SERVICES (AS AN EMPLOYEE, INDEPENDENT CONTRACTOR, CONSULTANT OR OTHERWISE (OTHER THAN TO PARTICIPATE IN THE DEFENSE OR PROSECUTION OF A MATTER IN WHICH THE COMPANY IS A PARTY)) TO THE COMPANY OR ANY JOINT VENTURE IN WHICH THE COMPANY (DIRECTLY OR INDIRECTLY) OWNS ANY EQUITY INTEREST.

2. I realize that there are various state, local and federal laws that prohibit, among other things, employment discrimination on the basis of age, sex, race, color, gender, creed, religion, sexual preference/orientation, marital status, national origin, mental or physical disability, veteran status, and that these laws are enforced through the Equal Employment Opportunity Commission ("EEOC"), Department of Labor ("DOL") and State or Local Human Rights agencies. Such laws include, without limitation, Title VII of the Civil Rights Act of 1964; the Family and Medical Leave Act of 1993 ("FMLA"); the Age Discrimination in Employment Act of 1964 ("ADEA"); the Americans with Disabilities Act of 1990 ("ADA"); the Employee Retirement Income Security Act of 1974 ("ERISA"); 42 U.S.C. Section 1981; the Equal Pay Act; the New Jersey Conscientious Employee Protection Act; the New Jersey Law Against Discrimination, etc., as each may have been amended; and other state and local human or civil rights laws as well as other statutes which regulate employment; and the common law of contracts and torts. I hereby waive and release any right I may have under these or any other laws with respect to my employment and termination of employment at the Company and acknowledge that the Company has not (a) discriminated against me, (b) breached any contract with me, (c) committed any civil wrong (tort) against me, or (d) otherwise acted unlawfully toward me.

      I also hereby waive any right to become, and promise not to consent to become, a member of any class in a case in which claims are asserted against any Releasee (as defined in Paragraph 3 hereof) that are related in any way to my employment or the termination of my employment with the Company, and that involve events which have occurred as of the date of this Release (defined to mean the date on which

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      Employee signs this Release). If, without my prior knowledge and consent,
      I am made a member of a class in any proceeding, I shall opt out of the class at the first opportunity afforded to me after learning of my inclusion. In this regard, I agree that I will execute, without objection or delay, an "opt-out" form presented to me either by the court in which such proceeding is pending or by counsel for any Releasee who is made a defendant in any such proceeding.

3. On behalf of myself, my heirs, executors, administrators, successors and assigns, I hereby unconditionally release and discharge the Company, the various AT&T Benefit Committees, plans, trusts and trustees, and their successors, assigns, affiliates, shareholders, directors, officers, representatives, agents and employees (collectively "Releasees" and individually "Releasee") from any and all claims, (including claims for attorneys' fees and costs), charges, actions and causes of action, demands, damages, and liabilities of any kind or character, in law or equity, suspected or unsuspected, past or present, that I ever had, may now have, or may later assert against any Releasee, arising out of or related to my employment or termination of employment with the Company. To the fullest extent permitted by law, this Release includes, but is not limited to: (a) claims arising under ADEA, Title VII, the ADA, the Equal Pay Act, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, ERISA, the FMLA, the ADA, 42 U.S.C.
      Section 1981, the New Jersey Conscientious Employee Protection Act, and any other federal, state, or local law prohibiting age, sex, race, color, gender, creed, religion, sexual preference/orientation, marital status, national origin, mental or physical disability, veteran status, or any other form of unlawful discrimination or claim with respect to or arising out of my employment with or termination from the Company; (b) claims (whether based on common law or otherwise) arising out of or related to any contract or employment agreement (whether express or implied); (c) claims under any federal, state or local constitutions, statutes, rules or regulations; (d) claims (whether based on common law or otherwise) arising out of any kind of tortious conduct (whether intentional or otherwise) including, but not limited to, wrongful termination, defamation, violation of public policy; and (e) claims included in, related to, or which could have been included in any presently pending federal, state or local lawsuit filed by me or on my behalf against any Releasee, which I agree to immediately dismiss with prejudice.

      (For employees working in California) Section 1542 of the Civil Code of the State of California states:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all Releasees, I expressly acknowledge that this Release is intended to include not only claims that are known, anticipated or disclosed, but also claims that are unknown, unanticipated and undisclosed.

4. I covenant and agree not to bring any action, suit or administrative proceeding contesting the validity of this Release or attempting to negate, modify or reform it, nor to sue any Releasee for any reason arising out of my employment or termination

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      thereof, other than a claim contesting the validity of this Release under applicable provisions of ADEA. If I breach either Paragraph 3 or 4 hereof, I shall: (i) to the extent not prohibited by law, promptly return to the Company all consideration received hereunder, except twenty-five thousand dollars ($25,000.00), and (ii) pay any Releasee all of their actual attorneys' fees and costs incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom, regardless of the outcome. I agree to pay such expenses within thirty (30) days of written demand. This Paragraph 4 is not intended to limit me from instituting legal action according to the terms of the Plan for the sole purpose of a claim for benefits to which I am entitled under the Plan.

      I understand that this Waiver and Release has neither the purpose nor intent of interfering with my protected right to file a charge with or participate in an investigation or proceeding pursuant to the statutes administered and enforced by the EEOC, specifically: the ADEA, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 and the ADA.

            I understand that I will not breach this Waiver and Release if I file a charge with or participate in an investigation or proceeding pursuant to the statutes administered and enforced by the EEOC. However, by signing this Waiver and Release, I understand that I waive any right I may have to recover money or other relief in any lawsuit or proceeding brought by me or by an agency or third party, including the EEOC, on my behalf. EXCEPTION: Nothing in this Waiver and Release limits my right to participate and recover damages or other relief in a case known as "Engers, et al. v. AT&T and AT&T Management Pension Plan," Civil Action No. 98-CV-3660 (NHP), which alleges ADEA and ERISA violations in AT&T's cash balance pension program for management employees and is currently pending before the United States District Court for the District of New Jersey.

5. I understand that this in no way affects any benefits to which I would be entitled in the absence of the Plan under any AT&T benefit plan in which I participated during my employment, such as the AT&T Pension Plan for Management Employees but specifically excluding any other Company plan providing for severance or other termination-related benefits.

6. I have no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, other than as I have disclosed to the AT&T Law Division.

7. I agree to return to the Company, on or before my Final Payroll Date, all Company property including, but not limited to, files, records, computer access codes, computer programs, keys, card key passes, instruction manuals, documents, business plans and any copies thereof and other property or materials which I received or prepared or helped to prepare in connection with my employment with the Company, and to assign to the Company all right, title and interest in such property, and any other inventions, discoveries or works of authorship created by me during the course of my employment.

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8.    I agree that I will submit all vouchers for reasonable business expenses prior to my Final Payroll Date or as soon thereafter as is practicable. I understand and agree that after my Final Payroll Date I will no longer be authorized to incur any expenses, obligations or liabilities on behalf of the Company.

9. I affirm my obligation to keep all proprietary Company information confidential and not to disclose it to any third party in the future. As used in this Release, the term "Proprietary Company Information" includes, but is not necessarily limited to, technical, marketing, business, financial or other information which constitutes trade secret information or information not available to competitors of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company.

10. The construction, interpretation and performance of this Release shall be governed by the laws of the state of my work location on my Final Payroll Date without regard to that state's conflict of laws rules and principles.

11. In the event that any one or more of the provisions contained in the Release shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provisions of this Release, but, with respect only to that jurisdiction holding the provision to be unenforceable, this Release shall then be construed as if such unenforceable provision or provisions had never been contained herein.

12. I understand that I have the right to consult with an attorney before signing the Release and that the Company has advised me to do so. I have 45 days to consider the Release before signing it, and I may revoke the Release within seven (7) calendar days (15 days in Minnesota) after signing it. Revocation must be made by delivery of written notice of revocation to AT&T's Executive Benefits Organization, c/o Aon Consulting, Room 7C19, 270 Davidson Avenue, Somerset, NJ 08873.

13. This contains the entire agreement between the Company and me and fully supersedes any and all prior agreements or understandings pertaining to the subject matter hereof (including any employment agreements, severance or separation agreements, arrangements, and offer letters) and all such prior agreements are null and void in their entirety and of no force and effect. I represent and acknowledge that in executing this Release, I have not relied upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter of this Release.

BY SIGNING THIS WAIVER AND RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE WITH EVERYTHING IN IT; THE COMPANY HAS ADVISED ME TO CONSULT AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

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                                               _________________________________
________________________
          Date                                        Employee Signature

                                               _________________________________
                                                    Employee Name Printed

                                               _________________________________
                                                Employee Social Security Number

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                         ADDENDUM TO WAIVER AND RELEASE

                        IMPORTANT NOTICE REGARDING RIGHTS
                YOU ARE WAIVING BY SIGNING THE FOREGOING RELEASE

NOTICE: IF YOU WORKED FOR A BELL SYSTEM COMPANY AND TOOK A PREGNANCY-RELATED LEAVE OF ABSENCE AT ANY TIME PRIOR TO APRIL 29, 1979, YOU MAY BE GIVING UP LEGAL RIGHTS TO POSSIBLE ADDITIONAL NET CREDITED SERVICE ("NCS") CURRENTLY AT ISSUE IN A PENDING CLASS ACTION LAWSUIT.

Currently, the lawsuit of Hulteen, et al. v. AT&T Corp, AT&T Management Pension Plan, AT&T Pension Plan, and AT&T Employees' Benefit Committee, Civil Action No. C01 1122 MJJ, is pending before the United States District Court for the Northern District of California. The plaintiffs in the lawsuit allege on behalf of themselves and all other similarly affected female employees that, because prior to April 29, 1979, while working at a Bell System Company, they did not receive Net Credited Service ("NCS") for the entire time they were disabled due to pregnancy, while employees disabled for any other reason than pregnancy did receive full NCS, they were discriminated against based on gender in violation of Title VII. The plaintiffs also claim that these events violate ERISA. The plaintiffs also seek NCS for any time that they and all other similarly affected female employees were forced to be on leave when they were willing and able to work. Through the lawsuit, the plaintiffs seek to have their NCS dates and those of similarly situated women adjusted and to recover pension benefits and any other benefits denied to them due to insufficient NCS, including but not limited to the benefits from any early retirement opportunity for which they did not have enough NCS to qualify. The Court has ordered that this notice be provided to employees who are considering whether or not to sign this release so that they know that they are giving up important legal rights.

The amount of NCS Plaintiffs believe you may be entitled to recover if they are successful in this lawsuit could depend on your individual situation. Plaintiffs believe this time you might be entitled to should include:

      - The time you were DISABLED by pregnancy: For normal pregnancies, a woman is usually considered disabled for 6 to 8 weeks after the date of birth, but for pregnancies with any complications, a woman is usually considered disabled for as long as she is unable to perform one or more of her regular job duties. It does not include time you were out of work for childcare or bonding.

      - The NCS you lost when you were out of work for a non-pregnancy disability which occurred while you were on leave for a pregnancy-related disability.

      - The NCS you lost because your Bell System employer required you to begin your pregnancy-related leave earlier than you wanted to leave work.

      - The NCS you lost because your Bell System employer refused to reinstate you as soon as you wanted and were able to return to work.

Plaintiffs also believe that the amount of NCS you would be entitled to if they are successful in this lawsuit would include increased pension benefits. The amount of benefits to which you might be entitled could be affected by any early retirement opportunities or other promotional opportunities or benefits you lost due to insufficient NCS.

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AT&T contends that its pregnancy leave policies and practices have been lawful at all times before and after the enactment of Title VII and ERISA, and denies that it violated either of these statutes. AT&T is currently defending the lawsuit and intends to continue doing so. Thus, AT&T contends that plaintiffs and any future class members are not entitled to any additional NCS based on this lawsuit.

If you choose to sign the attached release:

      - You will receive all applicable benefits under the AT&T Senior Officer Separation Plan.

      - You will not be able to have your NCS adjusted and you will not recover any additional pension or other benefits due to you as a result of this lawsuit.

      - You will give up your right to participate in the Hulteen lawsuit as a named plaintiff or a class member, and your right, if any, to recover if the plaintiffs and plaintiff class prevail in the lawsuit.

If you choose not to sign the attached release:

      - You will give up all applicable benefits under the AT&T Senior Officer Separation Plan that AT&T is offering you.

      -     You may retire and receive your accrued vested pension benefits.

      - You may participate as a named plaintiff or class member in the Hulteen lawsuit. If you are part of the class in the lawsuit and plaintiffs prevail, you could receive an NCS adjustment and possible additional pension benefits and other benefits associated with an increase in NCS.

PLEASE NOTE: The value of the applicable benefits under the AT&T Senior Officer Separation Plan that you are being offered to sign this release may be greater than the value of any recovery you could receive should the class be certified and should plaintiffs prevail in the Hulteen lawsuit. Also, because the court in Hulteen has not yet determined the scope of the class and has not yet decided on the merits of the lawsuit, there is no guarantee that you will be entitled to any recovery.

Therefore, it is in your best interest to consult with an attorney about your decision of whether or not to sign the foregoing release. Attorneys specializing in ERISA matters or Title VII discrimination may best be able to assist you in evaluating your alternatives.

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                       AT&T SENIOR OFFICER SEPARATION PLAN

ELECTION TO DEFER

Pursuant to (a) Section F.1 of the AT&T Senior Officer Separation Plan ("the Plan"), or (b) Section 5 of Appendix A of the Plan, if applicable, I will become entitled to a Severance Payment only if I sign a Waiver and Release (as referenced in Section G of the Plan) on or after my Final Payroll Date and do not revoke such Waiver and Release during the revocation period. The Severance Payment has been determined to be $<<Severance_Payment>>.

If I become entitled to such amount, I hereby elect, as indicated on LINE 1 below, that in lieu of the payment of such amount to me in a lump sum following my Final Payroll Date, AT&T ("the Company") shall credit such amount to a separate deferred account established in my name on the books of the Company. Such deferred account also shall be credited with interest, compounded as of the end of each calendar quarter, at a rate equal to one-quarter (1/4) of the average rate applicable to actively traded 10 year U.S. Treasury Notes in effect for the prior calendar quarter plus one and one quarter percent (1.25%).

I further elect that amounts credited to my deferred account shall be paid to me in the same number of approximately equal annual installments indicated on LINE 2 below. The first installment from the deferred account (or the single payment, if I have so elected) shall be paid by the end of the calendar quarter which immediately follows the calendar quarter in which the anniversary of my Final Payroll Date occurs, as indicated on LINE 3 below, and subsequent installments shall be paid in the same calendar quarter in succeeding calendar years.

Undistributed amounts in my deferred account shall continue to be credited with interest, as described above.

LINE                            SEVERANCE PAYMENT ELECTION
   1.    Defer - (Check "Yes" box if you elect to defer and
         complete Lines 2 and 3 below.)                                    Yes [ ]    No [ ]

   2.    Number of installment payments to self (indicate from
         1 - 5 only if you checked "Yes" box on Line 1.)                   _____ installments

   3.    First installment (or single payment) to be paid by
         the end of the calendar quarter immediately following
         the calendar quarter in which the (1st, 2nd, 3rd,                 _____ anniversary
         4th, or 5th) anniversary of my Final Payroll Date
         occurs.  (Enter number only if you checked "Yes" box
         on Line 1.)

If I should die prior to the distribution of all amounts credited to my deferred account, the unpaid balance shall be paid to my beneficiary (or to my estate if no beneficiary is named) in a lump sum by the end of the calendar quarter immediately following the calendar quarter in which the Company receives notification of my death.

All amounts credited to my deferred account shall be unsecured general obligations of the Company, and amounts credited to my deferred account shall not be subject to assignment or alienation.

AT&T Senior Officer Separation Plan

                            Proprietary (Restricted)

<<First_Name>> <<Middle_Initial>> <<Last_Name>>       <<SSN>>
-----------------------------------------------      ---------------------------
Print Name                                           Social Security Number

-----------------------------                        ---------------------------
Signature                                            Date

AT&T Senior Officer Separation Plan

                            Proprietary (Restricted)

                       AT&T SENIOR OFFICER SEPARATION PLAN

                          PARTICIPANT NOTIFICATION FORM

NAME                                                    SSN:

ADDRESS
ADDRESS

The purpose of this form is to confirm that your employment with AT&T will be terminating under the terms of the AT&T Senior Officer Separation Plan. Your Final Payroll Date and the Severance Payment to which you are eligible under this Plan are set forth below. Please read the entire Plan Document for a detailed description of all payments and benefits provided by this Plan. Please note that all payments and benefits are conditioned upon your signing and not revoking the Waiver and Release.

S.       NCS DATE:                                     BIRTH DATE:

         (NOT) ELIGIBLE FOR (RETIREMENT RELATED        BASE SALARY: $
BENEFITS;
     RULE OF 65) (CUSTOMIZE AS APPROPRIATE)

                                                       TARGET BONUS: $

         FINAL PAYROLL DATE:

         SEVERANCE PAYMENT:

             2 times (sum of Base Salary + Target Bonus)                $
                      (may elect to defer):

AT&T Senior Officer Separation Plan

                            Proprietary (Restricted)